UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2023

DIRTT ENVIRONMENTAL SOLUTIONS LTD.

(Exact name of Registrant as Specified in Its Charter)

Alberta, Canada	001-39061	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7303 30th Street S.E.

Calgary, Alberta, Canada T2C 1N6

(Address of principal executive offices, including zip code)

(403) 723-5000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	DRTT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01.	Entry into a Material Definitive Agreement

On May 9, 2023, DIRTT Environmental Solutions Ltd. (the “Company”) entered into a Partial Patent Assignment Agreement (“Partial Patent Assignment Agreement”) and a Co-Ownership Agreement (“Co-Ownership Agreement”) with Armstrong World Industries, Inc. (“AWI”). The agreements provide for the partial assignment to AWI and co-ownership of an undivided 50% interest in certain intellectual property rights (including related patents) in a portion of the Company’s ICE software that is used by AWI (the “Applicable ICE Code”), in exchange for a cash payment of $10 million. As part of the Co-Ownership Agreement, the Company has agreed to provide AWI a transfer of knowledge concerning the Applicable ICE Code, upon completion of which we will receive an additional cash payment of $1 million, which is expected by early 2024. The Co-Ownership Agreement provides that the Company and AWI will have separate exclusive fields of use and restrictive covenants with respect to the Applicable ICE Code and related intellectual property rights which survive until either party elects to separate its relationship from the other and for a period of five years thereafter. The Company concurrently entered into an Amended and Restated Master Services Agreement (“ARMSA”) with AWI, under which AWI has prepaid certain development services to be provided by the Company. The ARMSA will automatically terminate if the Co-Ownership Agreement is terminated or expires, and may also be terminated if either party breaches the exclusive fields of use or restrictive covenants in the Co-Ownership Agreement.

The Partial Patent Assignment Agreement and Co-Ownership Agreement will be filed as exhibits to the Company’s next Quarterly Report on Form 10Q. The foregoing summary of the rights and obligations under the agreements does not purport to be complete and is qualified in its entirety by reference to those agreements, which are incorporated herein by reference.

On May 9, 2023, the Company issued a press release announcing the arrangement with AWI. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated into this Item 1.01 by reference.

Item 2.02.	Results of Operations and Financial Condition.

On May 9, 2023, the Company issued a press release announcing its financial results for the three month period ended March 31, 2023. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated into this Item 2.02 by reference.

The information set forth under Item 2.02 and in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant into a Material Definitive Agreement.

The disclosure provided in Item 1.01 “Entry into a Material Definitive Agreement” is incorporated by reference into this Item 2.03 as if fully set forth herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1*	Press releases dated May 9, 2023.

104	Cover Page Interactive Data (embedded within the Inline XBRL document).

*	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIRTT Environmental Solutions Ltd.

Date: May 9, 2023	By:	/s/ Bradley S. Little
Bradley S. Little
Chief Financial Officer
(Principal Financial Officer)

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